Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Stifel Financial, Corp. on Form S-3 of our reports dated March 10, 2000 appearing in and incorporated by reference in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

July 11, 2000
St. Louis, Missouri